Filed Pursuant to Rule 424(b)(5)
Registration No 333-270497

Northrop Grumman Corporation

$500,000,000 4.600% Senior Notes due 2029

$850,000,000 4.900% Senior Notes due 2034

$1,150,000,000 5.200% Senior Notes due 2054

We are offering $500,000,000 of our 4.600% Senior Notes due 2029 (the “2029 notes”), $850,000,000 of our 4.900% Senior Notes due 2034 (the “2034 notes”) and $1,150,000,000 of our 5.200% Senior Notes due 2054 (the “2054 notes” and, together, with the 2029 notes and the 2034 notes, the “notes”). The 2029 notes will mature on February 1, 2029, the 2034 notes will mature on June 1, 2034 and the 2054 notes will mature on June 1, 2054, in each case, unless redeemed earlier. We will pay interest on the 2029 notes semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. We will pay interest on the 2034 notes and the 2054 notes semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024. Interest on the notes will accrue from January 31, 2024.

We may redeem the notes of a series at our option, as a whole or in part, at any time or from time to time, at the redemption prices for such series described in this prospectus supplement. The redemption provisions are more fully described in this prospectus supplement in the section titled “Description of notes— Optional redemption.” The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The notes will be unsecured senior obligations of Northrop Grumman Corporation, which we refer to as Northrop Grumman. The notes will rank equally and ratably in right of payment with all Northrop Grumman’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future indebtedness of Northrop Grumman that is subordinated to the notes.

Investing in the notes involves risks. See the section entitled “Risk factors” beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discounts	Proceeds to Northrop Grumman, before expenses
Per 2029 note	99.903%	0.350%	99.553%
Total	$499,515,000	$1,750,000	$497,765,000
Per 2034 note	99.918%	0.450%	99.468%
Total	$849,303,000	$3,825,000	$845,478,000
Per 2054 note	99.614%	0.875%	98.739%
Total	$1,145,561,000	$10,062,500	$1,135,498,500

Total	$2,494,379,000	$15,637,500	$2,478,741,500

(1)	Plus accrued interest, if any, from January 31, 2024, if settlement occurs after that date.
(2)	The underwriters have agreed to reimburse certain of our expenses related to this offering as described in the section titled “Underwriting.”

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which will describe the terms of the offering, before you make your investment decision.

The underwriters expect to deliver the notes to purchasers in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and the Euroclear Bank, S.A./N.V., against payment on or about January 31, 2024.

Joint book-running managers

J.P. Morgan	Mizuho	Wells Fargo Securities
Goldman Sachs & Co. LLC	Morgan Stanley	SMBC Nikko	TD Securities

Senior Co-Managers

BNP PARIBAS	BofA Securities
UBS Investment Bank	US Bancorp

Co-Managers

ANZ Securities	BNY Mellon Capital Markets, LLC	Scotiabank
UniCredit Capital Markets	Academy Securities	CastleOak Securities, L.P.

Drexel Hamilton	Mischler Financial Group, Inc.
Ramirez & Co., Inc.	Siebert Williams Shank

The date of this prospectus supplement is January 29, 2024.

Prospectus supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any related free writing prospectus filed by us with the SEC. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, when making your investment decision.

S-i

About this prospectus supplement

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “Northrop Grumman” are to Northrop Grumman Corporation, and references to “we,” “our,” “us” or similar references are to Northrop Grumman and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the sections titled “Where you can find more information” and “Incorporation by reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information in this prospectus supplement is accurate as of the date on the front cover. You should assume that the information appearing in this prospectus supplement, in the accompanying prospectus, in the documents incorporated by reference and in any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, cash flows and/or prospects may have changed materially since those dates.

Where you can find more information

Northrop Grumman files annual, quarterly and current reports, proxy statements and other information with the SEC. We encourage you to read our periodic and current reports (including risk factors contained therein), as they provide additional information that prudent investors may find important. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.northropgrumman.com. Our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

Incorporation by reference

We are “incorporating by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference in this prospectus supplement the documents listed below (File No. 001-16411) and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this prospectus supplement and prior to the time that the offering is completed (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2023; and

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2023.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us as follows:

Jennifer C. McGarey

Corporate Vice President and Secretary

2980 Fairview Park Drive

Falls Church, Virginia 22042

(703) 280-2900

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

Forward-looking statements and important factors

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements. Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully under “Risk factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023 and other important factors disclosed in this prospectus supplement, the accompanying prospectus, our reports, and from time to time in our other SEC filings. These risks and uncertainties are amplified by the global macroeconomic, security and political environments, including inflationary pressures and labor and supply chain challenges, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:

•	our dependence on the United States (“U.S.”) government for a substantial portion of our business

•

significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events

•	significant delays or reductions in payments as a result of or related to a breach of the debt ceiling

•

the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate

•	continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations

•	increased competition within our markets and bid protests

•	investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings

•	the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business

•

changes in procurement and other laws, SEC, U.S. Department of Defense (“DoD”) and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally

•	environmental matters, including climate change, unforeseen environmental costs and government and third party claims

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations

•	our ability to attract and retain a qualified, talented and diverse workforce with the necessary security clearances to meet our performance obligations

•

the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times

•	impacts related to health epidemics and pandemics and similar outbreaks

•	our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations

•	our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers

•	natural disasters

•

products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•	our ability appropriately to exploit and/or protect intellectual property rights

•	the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections

•

the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities

You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Summary

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein, especially the risks discussed in the section titled “Risk factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference herein.

Northrop Grumman Corporation

Northrop Grumman Corporation is a leading global aerospace and defense technology company. We deliver a broad range of products, services and solutions to U.S. and international customers, and principally to the DoD and intelligence community. Our broad portfolio is aligned to support national security priorities and our solutions equip our customers with capabilities they need to connect, protect and advance humanity.

We are a leading provider of space systems, military aircraft, missile defense, advanced weapons and long-range fires capabilities, mission systems, networking and communications, strategic deterrence systems, and breakthrough technologies, such as advanced computing, microelectronics and cyber. We are focused on competing and winning programs that enable continued growth, performing on our commitments and affordably delivering the capability our customers need. With the investments we have made in advanced technologies, combined with our talented workforce and digital transformation capabilities, we are well positioned to meet our customers’ needs today and in the future.

The principal executive offices of Northrop Grumman are located at 2980 Fairview Park Drive, Falls Church, Virginia 22042, and our telephone number is (703) 280-2900.

We maintain a website at http://www.northropgrumman.com. The information contained at our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The information above concerning Northrop Grumman and our subsidiaries is only a summary and does not purport to be comprehensive. For additional information about us, you should refer to the information described in “Where you can find more information” and “Incorporation by reference” in this prospectus supplement.

Recent Developments

On January 25, 2024, the Company announced that it intends to enter into an accelerated share repurchase (“ASR”) agreement to repurchase up to $1.0 billion of its common stock.

The Offering

The following summary contains basic information about this offering. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Issuer:	Northrop Grumman Corporation.

Securities offered :	$500,000,000 aggregate principal amount of 4.600% Senior Notes due 2029.

$850,000,000 aggregate principal amount of 4.900% Senior Notes due 2034.

$1,150,000,000 aggregate principal amount of 5.200% Senior Notes due 2054.

The notes will be issued as global notes to be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and delivered to purchasers in book-entry form.

Maturity date :	The 2029 notes will mature on February 1, 2029, the 2034 notes will mature on June 1, 2034 and the 2054 notes will mature on June 1, 2054, in each case, unless redeemed earlier.

Interest rate:	The 2029 notes will bear interest at the rate of 4.600% per annum, the 2034 notes will bear interest at the rate of 4.900% per annum and the 2054 notes will bear interest at the rate of 5.200% per annum.

Interest payment dates:	Interest on the 2029 notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. Interest on the 2034 notes and the 2054 notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024.

Interest on the notes will accrue from January 31, 2024.

Use of proceeds:	We expect the net proceeds of this offering to be approximately $2,478,741,500, after deducting underwriting discounts but before deducting our estimated expenses of this offering. We intend to use the net proceeds of this offering for general corporate purposes, which may include debt repayment (including our 2.93% senior notes due 2025), share repurchases and working capital. See “Use of Proceeds” in this prospectus supplement.

Optional redemption:	Prior to the applicable Par Call Date (as defined below), we may redeem each series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium. In addition, we may redeem the notes of each series on or after the applicable Par Call Date, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.

For purposes of the foregoing, “Par Call Date” means January 1, 2029 with respect to the 2029 notes (the date that is one month prior to the maturity date of such notes), March 1, 2034 with respect to the 2034 notes (the date that is three months prior to the maturity date of such notes) and December 1, 2053 with respect to the 2054 notes (the date that is six months prior to the maturity date of such notes).

See “Description of notes—Optional redemption” in this prospectus supplement.

Ranking:	The notes will be unsecured senior obligations of Northrop Grumman and will not be guaranteed by any of our subsidiaries. The notes will rank equally and ratably in right of payment with all Northrop Grumman’s existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any future indebtedness that is subordinated to the notes. The notes will be (i) effectively subordinated to all of Northrop Grumman’s existing and future secured indebtedness to the extent of the assets securing that indebtedness and (ii) structurally subordinated to all indebtedness and liabilities of Northrop Grumman’s subsidiaries, including any of our future indebtedness guaranteed by our subsidiaries.

Certain covenants:	The indenture governing the notes limits our ability and the ability of our subsidiaries, among other things, to:

•	create liens without equally and ratably securing the notes, unless an exception applies; and

•	engage in certain sale and leaseback transactions.

The indenture also limits our ability to engage in certain mergers, consolidations and sales of assets. These covenants are subject to important exceptions and qualifications, as described in “Description of Senior Debt Securities—Obligations Under the Indenture” and “Description of Senior Debt Securities—Consolidation, Merger or Sale” in the accompanying prospectus.

Additional notes:	We may, without notice to or consent of the holders of any notes, create and issue additional notes of any series in separate offerings. If these additional notes have substantially the same terms as any series of notes offered hereby (except in some cases for the issue date, the issue price, the initial interest payment date and corresponding record date and the initial interest accrual date), we may consolidate these additional notes with the applicable series of notes to form a single series under the indenture; provided, however, that in the event any additional notes are not fungible with any series of notes offered hereby for U.S. federal income tax purposes, such nonfungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the notes offered hereby. See “Description of notes—Issuing additional notes” in this prospectus supplement.

No listing:	We do not intend to list the notes on any securities exchange. The notes will be new securities for which there currently is no public market. See “Risk factors— Risks related to the offering—You may not be able to sell your notes if an active trading market for the notes does not develop” in this prospectus supplement.

Trustee:	The Bank of New York Mellon.

Governing law:	The indenture governing the notes and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Risk factors:	Investing in the notes involves risks. See the section titled “Risk factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference herein and other information included in the accompanying prospectus and the documents incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the notes.

Risk factors

Your investment in the notes is subject to certain risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. For a discussion of the factors you should carefully consider before deciding to purchase any notes that may be offered, please read “Risk Factors” in our Form 10-K for the year ended December 31, 2023 (our “Form 10-K”), as well as the risk factors described below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks related to the offering (In addition to risks set forth in our Form 10-K)

The indenture does not limit the amount of indebtedness that we may incur.

The indenture under which the notes will be issued does not limit the amount of indebtedness that we may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction.

The notes are obligations of Northrop Grumman and not of its subsidiaries, and will be structurally subordinated to the claims of the lenders, trade creditors and others who now or in the future have claims against those subsidiaries.

Northrop Grumman is the sole obligor on the notes. Northrop Grumman is a holding company which conducts substantially all of its operations through its subsidiaries, which are separate and distinct legal entities. None of these subsidiaries is obligated to repay the notes or to make funds available for any payments due on the notes. Northrop Grumman depends on the distribution of earnings, repayments of inter-company loans or other payments from its subsidiaries to generate cash flow. As a result, its cash flow and its ability to service its debt, including the notes, depends upon the assets, liabilities, earnings and results of operations of its subsidiaries and their ability to distribute or otherwise transfer assets to Northrop Grumman.

The subsidiaries generally have no obligation to provide Northrop Grumman with funds to meet its payment obligations under the notes, whether by dividends, distributions, loans or other payments. Payments of dividends and similar distributions by these subsidiaries to their stockholders are subject to statutory restrictions and may be subject to additional contractual restrictions or business constraints. The extension of loans or advances by those subsidiaries to Northrop Grumman could also be subject to statutory or contractual restrictions or business constraints. Failure by any subsidiary to abide by these restrictions could require Northrop Grumman to return any payments made by that subsidiary.

Northrop Grumman’s right to receive any assets upon the liquidation or reorganization of any of its subsidiaries, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s current and future creditors, including debenture and note holders (whether senior or subordinated, and including holders of our future indebtedness guaranteed by a subsidiary), banks and trade creditors. In addition, even if Northrop Grumman were a creditor of any of its subsidiaries, its rights as a creditor would be subordinated to any creditor holding a security interest in the assets of that subsidiary or holding any indebtedness of that subsidiary senior to that held by Northrop Grumman. Northrop Grumman may also elect to issue or incur debt which is guaranteed by one or more of its subsidiaries, in which case the notes would be structurally subordinated to the new debt.

Consequently, the notes will be structurally subordinated to all liabilities from time to time of its current and future subsidiaries. As of December 31, 2023, Northrop Grumman’s subsidiaries had approximately $0.9 billion of indebtedness.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains only limited negative covenants that apply to us. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. See “Description of Senior Debt Securities—Obligations Under the Indenture” in the accompanying prospectus. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders or other creditors.

As a result of this offering, we will be more leveraged than we are currently.

As a result of this offering, we will be more leveraged than we are currently. Our increased indebtedness may have the effect, among other things, of reducing our flexibility to respond to changing business and economic conditions, requiring us to use substantial amounts of cash flow to fund interest and principal payments, increasing borrowing costs and placing the company in a disadvantage compared to our competitors with less leverage.

You may not be able to sell your notes if an active trading market for the notes does not develop.

The notes are new issues of securities for which there currently is no trading market. We do not intend to apply for listing of the notes on any securities exchange. As a result, we cannot provide any assurance that a market will develop for the notes or that you will be able to sell your notes. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. Any trading market that might develop for any series of notes would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes of such series;

•	the outstanding amount of the notes of such series;

•	the terms related to optional redemption of the notes of such series; and

•	the level, direction and volatility of market interest rates generally.

Changes in our credit rating may adversely affect your investment in the notes.

Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of the notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes. Holders of the notes will have no recourse against us or any other parties in the event of a change in, or suspension or withdrawal of, any such rating.

Use of proceeds

We expect the net proceeds of this offering to be approximately $2,478,741,500, after deducting underwriting discounts but before deducting our estimated expenses of this offering. We intend to use the net proceeds of this offering for general corporate purposes, which may include debt repayment (including our 2.93% senior notes due 2025), share repurchases and working capital.

Description of notes

The following description of the notes offered by this prospectus supplement is intended to supplement and to the extent inconsistent to replace, the more general terms and provisions of the senior debt securities described in the accompanying prospectus, to which we refer you. This description of the notes is only a summary and may not include all the information that is important to you. You should read the indenture we refer to below and the notes for more details regarding our obligations and your rights with respect to the notes.

For purposes of this section entitled “Description of notes,” references to “we,” “our,” “us” or similar references are to Northrop Grumman only, and not to any of its subsidiaries.

General

We will issue our 4.600% Senior Notes due 2029 (the “2029 notes”), 4.900% Senior Notes due 2034 (the “2034 notes”) and 5.200% Senior Notes due 2054 (the “2054 notes”) under the indenture, dated as of November 21, 2001 (the “base indenture”), by and between Northrop Grumman and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, as trustee, as supplemented by the first supplemental indenture, dated as of July 30, 2009, the third supplemental indenture dated as of March 30, 2011, the fourth supplemental indenture, dated as of March 30, 2011, and a twelfth supplemental indenture to be entered into between Northrop Grumman and the trustee (the supplemental indentures, together with the base indenture, the “indenture”).

The notes will be issued in three separate series of securities under the indenture in an initial aggregate principal amount of $2,500,000,000, consisting of an initial aggregate principal amount of $500,000,000 of the 2029 notes, an initial aggregate principal amount of $850,000,000 of the 2034 notes and an initial aggregate principal amount of $1,150,000,000 of the 2054 notes.

Payment of the full principal amount of the 2029 notes will be due on February 1, 2029, payment of the full principal amount of the 2034 notes will be due on June 1, 2034 and payment of the full principal amount of the 2054 notes will be due on June 1, 2054, in each case unless the notes are redeemed in whole or in part as described below under “—Optional redemption.”

The 2029 notes will bear interest at the rate of 4.600% per annum, the 2034 notes will bear interest at the rate of 4.900% per annum and the 2054 notes will bear interest at the rate of 5.200% per annum. We will pay interest on the 2029 notes semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024, until the principal is paid or made available for payment, to the persons in whose names the notes are registered at the close of business on January 15 or July 15, as the case may be (in each case, whether or not a business day), immediately preceding the corresponding interest payment date. We will pay interest on the 2034 notes and the 2054 notes semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024, until the principal is paid or made available for payment, to the persons in whose names the notes are registered at the close of business on May 15 or November 15, as the case may be (in each case, whether or not a business day), immediately preceding the corresponding interest payment date. Interest on the notes will accrue from January 31, 2024. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable or the maturity date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be.

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be subject to a sinking fund and you will not be permitted to require us to redeem or repurchase the notes at your option.

Issuing additional notes

We may create and issue additional notes of any series in an unlimited aggregate principal amount at any time and from time to time under the same indenture, without notice to or the consent of the holders or beneficial owners of the notes. These additional notes may have substantially the same terms as any series of notes offered hereby (except in some cases for the issue date, the issue price, the initial interest payment date and corresponding record date and the initial interest accrual date) so that these additional notes may be consolidated and form a single series under the indenture with the applicable series of notes offered hereby. Any additional notes so consolidated will constitute a single series of securities for all purposes under the indenture, including voting, waivers, amendments and redemptions; provided, however, that in the event any additional notes are not fungible with any series of notes offered hereby for U.S. federal income tax purposes, such nonfungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the notes offered hereby.

Optional redemption

Prior to the applicable Par Call Date (as defined below), we may redeem the notes of each series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 10 basis points, in the case of the 2029 notes, 15 basis points, in the case of the 2034 notes, and 15 basis points, in the case of the 2054 notes, less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the applicable Par Call Date, we may redeem the notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Par Call Date” means, with respect to the 2029 notes, January 1, 2029 (one month prior to the maturity date of the 2029 notes), with respect to the 2034 notes, March 1, 2034 (three months prior to the maturity of the 2034 notes), and with respect to the 2054 notes, December 1, 2053 (six months prior to the maturity of the 2054 notes).

“Treasury Rate” means, with respect to any redemption date for any notes of a series, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the

Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed, with a copy to the trustee.

In the case of a partial redemption of a series of notes, selection of certificated notes of such series for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any certificated note of a series is to be redeemed in part only, the notice of redemption that relates to such note of such series will state the portion of the principal amount of the note of such series to be redeemed. A new certificated note of such series in a principal amount equal to the unredeemed portion of such note of such series will be issued in the name of the holder of such note upon surrender for cancellation of the original certificated note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of DTC (or such other depositary), which may be made on a pro rata pass-through distribution of principal basis.

Unless we default in payment of the redemption price, on and after the redemption date of notes of a series, interest will cease to accrue on such notes or any portions thereof called for redemption.

Except as described above, the notes will not be redeemable. The notes will not be entitled to the benefit of any sinking fund or mandatory redemption provisions. We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Ranking

The notes will be unsecured senior obligations of Northrop Grumman and will not be guaranteed by any of our subsidiaries. The notes will rank equally and ratably in right of payment with all Northrop Grumman’s existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any future indebtedness of Northrop Grumman that is subordinated to the notes. The notes will be (i) effectively subordinated to all of Northrop Grumman’s existing and future secured indebtedness to the extent of the assets securing that indebtedness and (ii) structurally subordinated to all indebtedness and liabilities of Northrop Grumman’s subsidiaries, including any of our future indebtedness guaranteed by our subsidiaries.

The indenture does not limit the amount of additional indebtedness that Northrop Grumman or any of its subsidiaries may incur. Northrop Grumman, the sole obligor on the notes, is a holding company which conducts substantially all of its operations through its subsidiaries, which are separate and distinct legal entities. None of these subsidiaries is obligated to repay the notes or to make funds available to make payments due on the notes. Northrop Grumman depends on the distribution of earnings, repayments of inter-company loans or other payments from its subsidiaries to generate cash flow. As a result, its cash flow and its ability to service its debt, including the notes, depends upon the assets, liabilities, earnings and results of operations of its subsidiaries and their ability to distribute or otherwise transfer assets to Northrop Grumman. These subsidiaries generally have no obligation to provide Northrop Grumman with funds to meet its payment obligations under the notes, whether by dividends, distributions, loans or other payments. Payments of dividends and similar distributions by these subsidiaries to their stockholders are subject to statutory restrictions and may be subject to additional contractual restrictions or business constraints. The extension of loans or advances by those subsidiaries to Northrop Grumman could also be subject to statutory or contractual restrictions or business constraints. Failure by any subsidiary to abide by these restrictions could require Northrop Grumman to return any payments made by that subsidiary.

Northrop Grumman’s right to receive any assets upon the liquidation or reorganization of any of its subsidiaries, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s current and future creditors, including debenture and note holders, banks and trade creditors. In addition, even if Northrop Grumman were a creditor of any of its subsidiaries, its rights as a creditor would be subordinated to any creditor holding a security interest in the assets of that subsidiary or holding any indebtedness of that subsidiary senior to that held by Northrop Grumman. Northrop Grumman may also elect to issue or incur debt which is guaranteed by one or more of its subsidiaries, in which case the notes would be structurally subordinated to the new debt.

Certain covenants

The indenture governing the notes limits our ability and the ability of our subsidiaries, among other things, to:

•	create liens without equally and ratably securing the notes, unless an exception applies; and

•	engage in certain sale and leaseback transactions.

The indenture also limits our ability to engage in certain mergers, consolidations and sales of assets. These covenants are subject to important exceptions and qualifications, as described in the sections titled “Description of Senior Debt Securities—Obligations Under the Indenture” and “Description of Senior Debt Securities—Consolidation, Merger or Sale” in the accompanying prospectus.

Information concerning the trustee

The Bank of New York Mellon has its principal corporate trust office at 240 Greenwich Street, New York, New York 10286. The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest for purposes of the Trust Indenture Act of 1939, however, and there is a default under the debt securities of any series under the indenture for which it is trustee, the trustee must eliminate the conflict or resign.

In the ordinary course of its business, The Bank of New York Mellon and its affiliates have engaged and may in the future engage in commercial and investment banking transactions with us or our subsidiaries.

We have designated the trustee as our sole initial paying agent and registrar for the notes.

Governing law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Unclaimed funds

Subject to any applicable abandoned property laws, any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of or any premium or interest on any note and remaining unclaimed for two years after the principal, premium or interest has become due and payable will be paid to us at our written request in accordance with the indenture, or (if then held by us) will be discharged from the trust. After that time, the holder of the note may, as an unsecured general creditor, look only to us for payment of the unclaimed amounts, and all liability of the trustee or the paying agent with respect to that amount, and all our liability as trustee thereof, will cease. The trustee or the paying agent, before being required to pay the funds to us, may at our expense cause to be published a notice that the funds remain unclaimed and that, after a date specified in the notice, which will not be less than 30 days from the date of the publication, any unclaimed balance of the money then remaining will be repaid to us.

Form and denomination

The notes will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Global notes

The notes of each series offered hereby will initially be evidenced by one or more global notes, which will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. (“Cede”), as nominee of DTC. As long as DTC is the depositary for the notes, you may hold your interests in the global notes through participants in DTC, including through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either as a participant in those systems or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Except as set forth below, record ownership of the global notes may be transferred, in whole or in part, to DTC, to another nominee of DTC, or to a successor of DTC or its nominee.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner and holder of the rights represented by that global note for all purposes under the indenture and under the notes. As a result:

•	You will not be able to obtain a note registered in your name.

•	You cannot receive certificated (physical) notes in exchange for your beneficial interest in a global note.

•

You will not be considered to be the owner or holder of a global note or any notes it represents under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, you must rely on the procedures of DTC and, if you are not a direct or indirect participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights of a holder of notes under the indenture or a global note.

•	All payments on a global note will be made to DTC or its nominee, and all notices to holders of notes, including any redemption notices, will be delivered to DTC or its nominee.

The laws of some jurisdictions may require that specified purchasers of securities take physical delivery of those securities in definitive (i.e., certificated) form. Accordingly, your ability to transfer your beneficial interests in a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of an investor holding an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of their interest, may be affected by the lack of a physical definitive security evidencing their interest.

Investors will be able to make and receive payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through Euroclear and Clearstream only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who wish to transfer their beneficial interests in the global notes held through Clearstream or Euroclear, or to receive or make a payment or delivery or exercise any other right with respect to those interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, these investors may need to exercise rights that expire on a particular day before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between DTC and Euroclear or Clearstream, and those transactions may settle later than transactions effected within one clearing system.

Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests. Because of time-zone differences, credits of interests in notes held through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits, or any transactions in those notes settled during such processing, will be reported to the relevant Clearstream or Euroclear participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and may discontinue those procedures at any time.

Book-entry procedures

Ownership of beneficial interests in a global note will appear, and transfer of those interests can be made, only on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf). Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee, whom we refer to as participants, and persons that may directly or indirectly hold beneficial interests through participants can own a beneficial interest in a global note.

DTC has advised us as follows:

•

With respect to any distributions of principal of or any interest or premium on a global note, DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds with payments in amounts proportionate to their respective beneficial interests in the global note as shown on DTC’s records. Payments by these participants to the beneficial owners of the notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the paying agent, or us, subject to applicable statutory or regulatory requirements.

•

Purchases of interests in a global note must be made by or through direct participants, which will receive a credit for their interests on DTC’s records. Your ownership interest in a global note is in turn to be recorded on the direct and indirect participants’ records. You will not receive written confirmation from DTC of your purchase, though you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the participant through which you entered into the transaction. Transfers of ownership interests in a global note are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of the beneficial owners.

•	If we redeem a global note in part, DTC’s practice is to determine by lot the amount of the interest of each direct participant holding an interest in the global note to be redeemed.

•

Neither DTC nor Cede (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date for any action by the holders of notes. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

•

DTC will take any action permitted to be taken by a holder of a note (including the presentation of the note for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of that portion of the principal amount of the global note as to which that participant has, or those participants have, given direction.

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic computerized book-entry transfers and pledges between direct participants’ accounts.

•

Direct participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Clearstream and Euroclear, respectively, and are subject to change by them from time to time. Neither we, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

Neither we, the underwriters nor the trustee have any responsibility or liability for any aspect of the records of DTC, Clearstream or Euroclear, or any of their respective participants, relating to beneficial interests in any global note, including for payments of interest and premium, if any, on and principal of any global note. Neither we, the underwriters nor the trustee are responsible for maintaining, supervising or reviewing any of those records.

The information in this section concerning DTC, Clearstream and Euroclear, and their respective book-entry systems, has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Certificated notes

No global note for a particular series will be registered in the name of any person, or exchanged for certificated notes of that series that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•

DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note of that series or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary;

•	subject to the arrangements then existing between us and DTC, we elect in our sole discretion not to have the notes of that series represented by a global note; or

•	an event of default with respect to the notes of that series has occurred and is continuing, and DTC requests the issuance of certificated notes.

In those circumstances, DTC will determine the persons in whose names any notes issued in exchange for the global note will be registered, and we will issue certificated notes to those persons upon surrender by DTC of the global note. Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of a global note. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Holders of certificated notes, if so issued, can transfer or exchange their notes, duly endorsed or accompanied by a written instrument of transfer satisfactory to us and the security registrar, without service charge, upon reimbursement of any taxes or government charges, at the trustee’s corporate trust office or at any other office we maintain for those purposes.

Material U.S. federal income tax considerations

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations the Department of Treasury has promulgated under the Code, which we refer to as Treasury regulations, judicial authority, published administrative positions of the U.S. Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions.

This summary only describes the material U.S. federal income tax considerations relevant to beneficial owners of notes that purchase the notes in this offering at their “issue price”, which is generally the price at which a substantial amount of the notes are sold to the public (excluding bond houses and brokers), and that will hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to address all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, such as the impact of the unearned income Medicare contribution tax, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or investors in such partnerships, insurance companies, broker-dealers, dealers or traders in securities or currencies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, certain former citizens or residents of the United States, non-U.S. holders for which items of income, gain, deduction or loss derived by the non-U.S. holder in respect of the notes at any time are effectively connected with the conduct of a U.S. trade or business, taxpayers subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement and taxpayers subject to the alternative minimum tax. This summary also does not discuss the tax considerations applicable to persons that hold notes as part of a hedge, straddle, synthetic security or conversion transaction, persons that purchase or sell notes as part of a wash sale for tax purposes, or situations in which the functional currency of a U.S. holder is not the U.S. dollar. Moreover, the effect of any applicable U.S. federal estate or gift, state, local or non-U.S. tax laws is not discussed.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate or gift tax laws or the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

A U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

In the case of a beneficial owner of notes that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of the notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your own tax advisors.

A non-U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

U.S. holders

Payment of interest

Stated interest on a note will be included in the gross income of a U.S. holder as ordinary income at the time the interest is accrued or received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption, retirement or other taxable disposition of the notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between (i) the amount realized upon the disposition and (ii) the holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note (less any portion allocable to any accrued and unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed). A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to that holder. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the note for more than one year. In general, long-term capital gains of a non-corporate U.S. holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. U.S. holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances.

Information reporting and backup withholding

In general, we and other payors must report certain information to the IRS with respect to payments of principal, premium, if any, and interest on a note, and payments of the proceeds of the sale or other disposition of a note, to certain non-corporate U.S. holders. The payor (which may be us or an intermediate payor) will generally be required to impose backup withholding at a rate of 24% if:

•	the payee fails to furnish a taxpayer identification number, which we refer to as a TIN, to the payor or to establish an exemption from backup withholding;

•	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

•	there has been a notified payee underreporting described in section 3406(c) of the Code; or

•	the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding under the Code.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. holders

Payment of interest

Subject to the discussion of backup withholding and FATCA below, interest paid on a note by us or any paying agent to a non-U.S. holder will be exempt from U.S. income and withholding tax under the “portfolio interest exemption,” provided that (i) the non-U.S. holder does not, actually or constructively, own 10% or more of the combined voting power of all classes of our stock entitled to vote; (ii) the non-U.S. holder is not a controlled foreign corporation related to us, directly or indirectly, through stock ownership; (iii) the non-U.S. holder is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (iv) either (a) the non-U.S. holder provides to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form), signed under penalties of perjury, that includes its name and address and that certifies its non-U.S. status in compliance with applicable law and regulations or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the non-U.S. holder provides a statement to the applicable withholding agent, signed under penalties of perjury, in which it certifies that an IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form), has been received by it from the non-U.S. holder or a qualifying intermediary and furnishes a copy of that form to the applicable withholding agent.

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to that holder generally will be subject to U.S. withholding tax at the rate of 30%, unless that holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form), establishing an exemption from or reduction of the withholding tax under the benefits of an applicable tax treaty.

Sale, exchange, redemption, retirement or other disposition of notes

Subject to the discussion of backup withholding below under “Non-U.S. holders—Information reporting and backup withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “Non-U.S. holders—Payment of interest”) unless the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. In such case, the non-U.S. holder generally will be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any realized gain, which may be offset by certain United States source losses.

Information reporting and backup withholding

The amount of interest paid to a non-U.S. holder and the amount of tax, if any, withheld from such payments generally must be reported annually to the non-U.S. holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-U.S. holder is resident.

Provided that a non-U.S. holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN or W-8BEN-E, as applicable) or otherwise establishes an exemption, that holder generally will not be subject to additional information reporting or backup withholding with respect to interest payments on, and the proceeds from the disposition (including the retirement or redemption) of, a note, unless the applicable withholding agent has actual knowledge or reason to know that the holder is a U.S. person. Additional information reporting and backup withholding rules may be applicable to certain non-U.S. holders who hold notes through brokers or other agents, and these non-U.S. holders should consult their own tax advisors regarding compliance with those rules.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Under sections 1471 through 1474 of the Code (provisions commonly referred to as FATCA), a 30% U.S. federal withholding tax may apply to interest on a note paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner, and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Intergovernmental agreements between the United States and certain other countries may modify the foregoing rules. Non-U.S. holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their ownership and disposition of notes.

Underwriting

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, have severally and not jointly agreed to purchase from us the following respective principal amounts of notes listed opposite their name below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement:

Underwriter	Principal amount of 2029 notes	Principal amount of 2034 notes	Principal amount of 2054 notes
J.P. Morgan Securities LLC	$85,000,000	$144,498,000	$195,498,000
Mizuho Securities USA LLC	72,500,000	123,250,000	166,750,000
Wells Fargo Securities, LLC	72,500,000	123,250,000	166,750,000
Goldman Sachs & Co. LLC	37,500,000	63,750,000	86,250,000
Morgan Stanley & Co. LLC	37,500,000	63,750,000	86,250,000
SMBC Nikko Securities America, Inc.	37,500,000	63,750,000	86,250,000
TD Securities (USA) LLC	37,500,000	63,750,000	86,250,000
BNP Paribas Securities Corp.	20,125,000	34,213,000	46,288,000
BofA Securities, Inc.	20,125,000	34,213,000	46,288,000
UBS Securities LLC	20,125,000	34,213,000	46,288,000
U.S. Bancorp Investments, Inc.	20,125,000	34,213,000	46,288,000
ANZ Securities, Inc.	5,500,000	9,350,000	12,650,000
BNY Mellon Capital Markets, LLC	5,500,000	9,350,000	12,650,000
Scotia Capital (USA) Inc.	5,500,000	9,350,000	12,650,000
UniCredit Capital Markets LLC	5,500,000	9,350,000	12,650,000
Academy Securities, Inc.	5,000,000	8,500,000	11,500,000
CastleOak Securities, L.P.	2,500,000	4,250,000	5,750,000
Drexel Hamilton, LLC	2,500,000	4,250,000	5,750,000
Mischler Financial Group, Inc.	2,500,000	4,250,000	5,750,000
Samuel A. Ramirez & Company, Inc.	2,500,000	4,250,000	5,750,000
Siebert Williams Shank & Co., LLC	2,500,000	4,250,000	5,750,000

Total	$500,000,000	$850,000,000	$1,150,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes initially to the public at the initial public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of 0.200% of the principal amount of the 2029 notes, 0.250% of the principal amount of the 2034 notes or 0.525% of the principal amount of the 2054 notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.150% of the principal amount of the 2029 notes, 0.200% of the principal amount of the 2034 notes or 0.350% of the principal amount of the 2054 notes to other dealers. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

In addition, we estimate that our expenses of this offering, excluding underwriting discounts, will be approximately $6.0 million. The underwriters have agreed to reimburse us in an amount equal to $1,437,500 for certain of our expenses related to this offering.

We have agreed to indemnify the several underwriters and their officers, directors and controlling persons against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments any of those persons may be required to make in respect of any of these liabilities.

The notes are new issues of securities with no established trading market. The notes will not be listed on any securities exchange. The underwriters have advised us that they may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. If the underwriters engage in these transactions, they may discontinue doing so at any time.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters or their respective affiliates have from time to time performed various financial advisory, commercial banking, investment banking, or hedging services for us, including repurchases of Northrop Grumman common stock, in the ordinary course of their respective businesses, for which they have received customary fees and reimbursement of expenses. Certain of the underwriters or their affiliates are lenders, and are also agents, under our revolving credit facility. In addition, certain of the underwriters or their respective affiliates may hold a portion of our 2.93% senior notes due 2025. As a result, such underwriters or such affiliates of the underwriters may receive a portion of the proceeds from this offering to the extent such proceeds are used to redeem or otherwise repurchase such notes. In addition, BNY Mellon Capital Markets, LLC, one of the underwriters, is an affiliate of the trustee.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates have hedged and are likely in the future to hedge or otherwise reduce their exposure, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge or otherwise reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II); or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets

Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (‘‘Companies (Winding Up and Miscellaneous Provisions) Ordinance’’) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (‘‘Securities and Futures Ordinance’’), or (ii) to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a ‘‘prospectus’’ as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to ‘‘professional investors’’ in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the ‘‘SFA’’)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law; or

(d) as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Validity of the notes

Cravath, Swaine & Moore LLP, New York, New York will issue an opinion about the validity of the notes for us. The validity of the notes offered hereby is being passed upon for the underwriters by Simpson Thacher  & Bartlett LLP, New York, New York.

Experts

The consolidated financial statements of Northrop Grumman Corporation and subsidiaries (the “Company”) as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Northrop Grumman Corporation

SENIOR DEBT SECURITIES

COMMON STOCK

We may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings, in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of the securities, including their offering prices, and the methods by which we will sell them, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplements carefully before you make your investment decision.

We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.

Northrop Grumman’s common stock is listed on The New York Stock Exchange under the symbol “NOC”.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2023.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Northrop Grumman” are to Northrop Grumman Corporation, and references to “we,” “our,” “us” or similar references are to Northrop Grumman and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, Northrop Grumman may from time to time sell, either separately or together, senior debt securities or common stock, in one or more offerings to the public. This prospectus provides you with a general description of these securities.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a discussion of any risk factors and may discuss special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If any third party provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus, including the documents incorporated by reference in this prospectus, when making your investment decision. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, cash flows and/or prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION

Northrop Grumman files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a site on the internet at http://www.sec.gov that contains reports, proxy statements and other information that we file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at www.northropgrumman.com. Our website is not a part of, and is not incorporated by reference into, this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and the exhibits to, the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

We are “incorporating by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document that has been filed separately with the SEC.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference in this prospectus the documents listed below (File No. 001-16411) and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and prior to the time that the offering of the securities under the registration statement is terminated or completed (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on January 26, 2023;

•

The portions of our Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	Current Reports on Form 8-K filed on February 8, 2023 and February 17, 2023; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on March  28, 2001, as updated by Exhibit 4(ll) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Jennifer C. McGarey

Corporate Vice President and Secretary

2980 Fairview Park Drive

Falls Church, Virginia 22042

(703) 280-2900

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

This prospectus and the information we are incorporating by reference contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements. Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified under Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and other important factors disclosed in our reports, and from time to time in our other filings with the SEC.

We urge you to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

NORTHROP GRUMMAN CORPORATION

Northrop Grumman Corporation is a leading global aerospace and defense company. We deliver a broad range of products, services and solutions to U.S. and international customers, and principally to the U.S. Department of Defense and intelligence community. Our broad portfolio is aligned to support national security priorities and our solutions equip our customers with capabilities they need to connect, protect and advance humanity.

The company is a leading provider of space systems, advanced aircraft, missile defense, advanced weapons and long-range fires capabilities, mission systems, networking and communications, strategic deterrence systems, and breakthrough technologies, such as artificial intelligence, advanced computing and cyber. We are focused on competing and winning programs that enable continued growth, performing on our commitments and affordably delivering capability our customers need. With the investments we’ve made in advanced technologies, combined with our talented workforce and digital transformation capabilities, Northrop Grumman is well positioned to meet our customers’ needs today and in the future.

Our principal executive offices are located at 2980 Fairview Park Drive, Falls Church, Virginia 22042, and our telephone number is (703) 280-2900.

We maintain an internet site at http://www.northropgrumman.com. The information contained at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS

Unless we specify otherwise, we will use the net proceeds from the sale of the securities for general corporate purposes and those of our consolidated subsidiaries. These purposes may include repayment of debt, repurchase of our common stock, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description of senior debt securities, which we refer to as the debt securities, sets forth the general terms and provisions of the debt securities we may offer. The specific terms of any debt securities we offer and the extent to which these general terms and provisions apply to those debt securities will be described in a prospectus supplement.

Northrop Grumman may issue the debt securities in one or more series under the indenture dated as of November 21, 2001, which we refer to as the base indenture, as supplemented and/or amended by (i) the first supplemental indenture dated as of July 30, 2009, between Northrop Grumman and The Bank of New York Mellon, which we refer to as the trustee, (ii) the third supplemental indenture dated as of March 30, 2011, by and among Titan II, Inc. (formerly known as Northrop Grumman Corporation), the trustee and Titan Holdings II, L.P. and (iii) the fourth supplemental indenture dated as of March 30, 2011, by and among Titan Holdings II, L.P., the trustee and Northrop Grumman (formerly known as New P, Inc.). We refer to the base indenture as modified by the supplemental indentures, and as further amended and/or supplemented, as the indenture. If we use a different indenture trustee for any series of debt securities, we will provide the details in a prospectus supplement.

We have summarized some of the material provisions of the indenture on the following pages. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, including definitions of various terms contained in the indenture. The base indenture and the supplemental indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indenture. If you would like more information on the indenture, see “Where You Can Find More Information” on how to obtain copies of the indenture. Section references in the summary below are to the section in the base indenture as such section may have been modified by the supplemental indentures.

Terms

The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to any series of debt securities we offer will describe the specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities, if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether and on what terms the debt securities are redeemable;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency or currency units of principal, premium and interest payments if other than U.S. dollars;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	whether the debt securities are subject to defeasance or covenant defeasance;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	whether the debt securities will be issued in whole or in part in temporary or permanent global form and, if so, the initial depositary with respect to the global security;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities. (Section 301)

We may issue debt securities that are convertible into or exchangeable for our common stock. If we issue convertible or exchangeable debt securities, we will provide additional information in a prospectus supplement.

We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates.

Ranking of Debt Securities

The debt securities will be our senior unsecured obligations and will rank equally and ratably in right of payment with all of our other unsecured and non-subordinated indebtedness.

Denomination, Form, Payment and Transfer

Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, the applicable prospectus supplement will specify the currency or composite currency. (Section 301)

We may from time to time issue debt securities in certificated form. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in certificated form without service charge, upon reimbursement of any taxes or government charges. You can make this transfer or exchange at the trustee’s corporate trust office or at any other office we maintain for such purposes. If the debt securities are in certificated form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture. (Sections 301 and 305)

Global Notes

We may issue the debt securities of a particular series in whole or in part in the form of one or more global notes that will be issued to and registered in the name of a depositary, which we refer to as the depositary, or its nominee, identified in the prospectus supplement relating to that series. Global notes may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global note is exchanged in whole or in part for certificated debt securities, a global note may only be transferred as a whole between the depositary (or its successor) and its nominees. (Section 305)

While the specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series, we anticipate that the following provisions will generally apply to depositary arrangements for global notes.

Upon the issuance of a global note, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the persons who beneficially own the global note to their accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents through whom we sold the debt securities, or by us if we offer and sell the debt securities directly. Ownership of beneficial interests in a global note will be limited to persons that have accounts with the depositary, whom we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of beneficial owners other than participants). The laws of some states require that certain purchasers of securities must take physical delivery of debt securities in definitive, certificated form. These requirements may impair our ability to sell, and the ability of a purchaser to transfer, beneficial interests in a global note.

So long as the depositary or its nominee is the registered owner of a global note, the depositary or its nominee will be considered the sole owner or “Holder” of the debt represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have any of the debt represented by the global note registered in their individual names, will not receive or be entitled to receive certificates representing debt securities in definitive form, and will not be considered the owners or “Holders” of the debt securities under the indenture. Accordingly, investors who hold an interest in global debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of the debt securities although the depositary or its nominee may choose to grant proxies or otherwise allow owners of beneficial interests in the debt securities to take action which the depositary as “Holder” is entitled to take.

Payments of principal and interest, if any, on a global note registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the registered owner of the global note. Neither we nor the trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary or its nominee, immediately upon receipt of any payment of principal or interest in respect of a global note, will credit the accounts of the applicable participants with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global note, as shown on the records of the depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in the global note held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers. These payments will, however, be the sole responsibility of the participants. We have no control over the practices of the depositary or the participants, and there can be no assurance that these practices will not be changed.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue certificated debt securities of that series in exchange for the global note held by that depositary. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any series of debt securities represented by one or more global notes and, in that event, will issue certificated debt securities of that series in exchange for the global note. Further, if an Event of Default with respect to any series represented by a global note has occurred and is continuing, the global note may be exchanged for certificated debt securities. In that case, each owner of a beneficial interest in a global note will be entitled to physical delivery of certificated debt securities of the series represented by the global note equal in principal amount to that owner’s beneficial interest, and to have those debt securities registered in its name.

Payments

We will pay interest to direct holders listed in the registrar’s records at the close of business on the record date specified in the applicable prospectus supplement, which usually falls about two weeks in advance of each due date for interest, even if the holder on the record date no longer owns the debt security on the interest payment date. (Section 307) Holders buying and selling debt securities must make their own arrangements to account for the issuer’s payment of all the interest for an interest period to the person who was the registered holder on the record date.

If any amount payable on any debt security remains unclaimed at the end of two years after the amount became due and payable, the paying agent or trustee will return that amount to us. (Section 1003)

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to any series of issued debt securities:

•	failure to:

•	pay the principal or any premium on any debt security of that series when due;

•	pay interest on any debt security of that series within 30 days of when due;

•	deposit any sinking fund payment on any debt security of that series when due; or

•

perform any other covenant in the indenture applicable to that series and the issuer or guarantor, if applicable, that continues for 90 days after we have been given written notice of the failure by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

•	the occurrence of specified bankruptcy, insolvency or reorganization events. (Section 501)

An event of default for one series of debt securities does not necessarily constitute an event of default for any other series under the indenture.

If the specified bankruptcy, insolvency or reorganization events occur, the entire principal of all the debt securities of that series will be due and payable immediately. If any other event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, and we cure the event of default in the manner specified in the indenture, the holders of a majority of the aggregate outstanding principal amount of the debt securities of that series can void the acceleration of payment. (Section 502)

The indenture provides that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 603) If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series, subject to certain limitations. (Section 512)

Obligations Under the Indenture

Unless specified otherwise in the applicable prospectus supplement, the following covenants will apply to any series of debt securities issued under the indenture.

Limitations on Liens. The indenture restricts our ability to encumber specified types of our assets or those of our restricted subsidiaries. If we, or any restricted subsidiary, pledges or mortgages any principal property, or any stock or indebtedness of any restricted subsidiary, to secure any debt or guarantee of debt, then for as long as the debt or guarantee is secured by the property, we or our restricted subsidiary will be obligated to pledge or mortgage the same property to the trustee to secure the debt securities on an equal and ratable basis with such other secured debt, unless an exception applies. Restricted subsidiary means any of our direct or indirect subsidiaries that has substantially all of its assets located in the United States and carries on substantially all of its business in the United States, or that holds substantially all of its assets in the form of ownership of other restricted subsidiaries. Principal property means any manufacturing plant or facility located in the continental United States which is owned by us or any of our restricted subsidiaries, unless our board of directors determines the plant or facility is not of material importance to our total business and the business of our restricted subsidiaries.

This limitation is subject to exceptions. We may encumber our assets without equally and ratably securing the debt securities if the encumbrance is a permitted lien, without regard to the amount of debt secured by the encumbrance. We may also encumber assets if the amount of all of our debt and the debt of our restricted subsidiaries secured by encumbrances on any principal property, or any stock or indebtedness of any restricted subsidiary, other than the permitted liens, does not exceed the greater of $1,000,000,000 or 10% of our consolidated net tangible assets. Consolidated net tangible assets means our total assets, including the assets of our subsidiaries, as reflected in our most recent balance sheet, less current liabilities (other than the current portion of debt and capital leases, notes and loans payable and deferred income taxes), goodwill, patents and trademarks and unamortized debt discount. Permitted liens include:

•	liens on a corporation’s property, stock or indebtedness at the time it becomes a restricted subsidiary;

•	liens on property at the time we or a restricted subsidiary acquires the property;

•	liens securing debt owing by a restricted subsidiary to us or another of our restricted subsidiaries;

•	liens existing at the time the indenture became effective;

•

liens on property of an entity at the time it is merged into or consolidated with us or a restricted subsidiary or at the time we or any restricted subsidiary acquires all or substantially all of the assets of the entity;

•

liens in favor of any governmental customer to secure payments or performance pursuant to any contract or statute, or to secure indebtedness we incur or guarantee with respect to the acquisition or construction of the property subject to the liens; and

•	any renewal, extension or replacement for any lien permitted by one of the exceptions described above. (Section 1009)

Limitations on Sale Leaseback Arrangements. The indenture also restricts our ability and the ability of any of our restricted subsidiaries to enter into sale-leaseback transactions with respect to any principal property. A sale-leaseback transaction is permitted if we or the restricted subsidiary would be permitted to incur indebtedness secured by the principal property at least equal in amount to the attributable debt with respect to the transaction, or the greater of the net proceeds of the sale or the attributable debt with respect to the transaction is used to prepay our long-term debt or the long-term debt of any restricted subsidiary (other than debt owed to us or another restricted subsidiary). Sale-leaseback transaction means, subject to some exceptions, an arrangement pursuant to which we, or a restricted subsidiary, transfers a principal property to a person and leases it back from that person. Attributable debt for a sale-leaseback transaction means the lesser of the fair market value of the property, as determined by our board of directors, or the present value of the obligation of the lessee for net rental payments during the remaining term of the lease. (Section 1010)

The indenture will not otherwise limit our ability to incur additional debt, except as otherwise described in a prospectus supplement.

Certain Other Covenants

The indenture contains certain other covenants, including among other things, maintenance of corporate existence and other properties and payment of taxes.

Consolidation, Merger or Sale

Under the indenture, we may not consolidate with or merge into another entity, transfer our assets substantially as an entirety to another entity, permit any entity to consolidate with or merge into us, or acquire the assets substantially as an entirety of another entity, unless:

•

the successor entity is a U.S. entity that is a corporation, limited liability company, partnership or trust and assumes all of our obligations, as applicable, under the outstanding debt securities and the indenture;

•	immediately following the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	an officers’ certificate and a legal opinion have been delivered to the trustee confirming that the transaction is being effected in compliance with the indenture. (Section 801)

Defeasance and Covenant Defeasance

Any series of issued debt securities may be subject to the defeasance and discharge provisions of the indenture. Under those provisions, the debt securities of any series may authorize us to elect:

•

to defease and to discharge us from any and all of our obligations with respect to those debt securities, except for the rights of holders of those debt securities to receive payments on the securities solely from the trust fund established pursuant to the indenture and the obligations to exchange or register the transfer of the securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency with respect to the securities and to hold moneys for payment in trust, which we refer to as a defeasance; or

•

to be released from our obligations with respect to those debt securities to comply with the restrictive covenants which are subject to covenant defeasance, and the occurrence of certain events of default with respect to those restrictive covenants shall no longer be an event of default, which we refer to as a covenant defeasance. (Sections 1302 and 1303)

To invoke defeasance or covenant defeasance with respect to any series of debt securities, we must irrevocably deposit with a trustee, in trust, money or U.S. Government obligations, or both, which will provide money in an amount sufficient to pay all sums due on that series. (Section 1304)

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel stating that holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if we did not elect the defeasance or covenant defeasance. We may exercise our defeasance option with respect to the securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the securities may not be accelerated by the reference to restrictive covenants which are subject to covenant defeasance. If we do not comply with our remaining obligations after exercising our covenant defeasance option and the securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the securities at the time of the acceleration. However, we will remain liable for those payments. (Sections 1302, 1303 and 1304)

Changes to the Indenture

Holders who own more than a majority in principal amount of the outstanding debt securities of a series can agree with us to change the provisions of the indenture relating to that series. However, no change can affect the payment terms or the percentage required to change certain other terms without the consent of all holders of debt securities of the affected series. (Section 902)

We and the trustee may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect the interests of the holders of debt securities issued under the indenture, including the creation of any new series of debt securities, without the consent of all affected holders of those debt securities. (Section 901)

Governing Law

New York law will govern the indenture and the debt securities. (Section 112)

Trustee

The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, serves as the trustee under the indenture. If we use a different trustee for any series of debt securities, we will inform you in a prospectus supplement. In the ordinary course of its business, The Bank of New York Mellon and its affiliates have engaged and may in the future engage in commercial and investment banking transactions with us.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary. We encourage you to read our Amended and Restated Certificate of Incorporation, which has been filed with the SEC and is incorporated by reference into this prospectus.

As of the date of this prospectus, we are authorized to issue 800,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of March 7, 2023, 152,119,193 shares of common stock were outstanding and no shares of preferred stock were outstanding. The number of shares of common stock outstanding does not include shares issuable upon exercise of outstanding awards under our equity compensation plans. The common stock is listed on The New York Stock Exchange under the symbol “NOC”.

Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors and only subject to the rights of any then-outstanding series of our preferred stock.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders and does not have cumulative voting rights for the election of directors. Generally, a matter submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” such matter, unless a greater or different vote is required by statute, any applicable law or regulation, the rights of any authorized class of stock, or our charter or bylaws. Other than in a contested election where directors are elected by a plurality vote, a director nominee shall be elected to the board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of our common stock.

Liquidation. If we liquidate, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

Other Rights. Our outstanding common shares are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights. There are no sinking fund provisions applicable to shares of our common stock.

Registrar and Transfer Agent. The registrar and transfer agent for our common stock is Computershare Investor Services.

Some Important Charter and Statutory Provisions:

“Blank Check” Preferred Stock. Our board of directors is authorized, without further action by our stockholders, to issue up to 10,000,000 shares of “blank check” preferred stock, par value $1.00 per share, in one or more series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Advance Notice Provisions. A stockholder must notify us in writing, within timeframes specified in the bylaws, of any stockholder nomination of a director and of any other business that the stockholder intends to bring at a meeting of stockholders.

Amendments to Bylaws. Our bylaws may be amended by our board of directors or by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock entitled to vote thereon, voting as a single class, and by the holders of any one or more classes or series of preferred stock entitled to vote thereon as a separate class.

Delaware Business Combination Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a Delaware corporation that has either a class of stock listed on a national stock exchange or at least 2,000 stockholders of record from engaging in a business combination with an interested stockholder (generally, the beneficial owner of 15% or more of the corporation’s outstanding voting stock) for three years following the time the stockholder became an interested stockholder, unless, prior to that time: (1) the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) at least two-thirds of the outstanding shares not owned by that interested stockholder approve the business combination, or (3) upon becoming an interested stockholder, that stockholder owned at least 85% of the outstanding shares, excluding those held by officers, directors and some employee stock plans. A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit, other than proportionately as a stockholder, to the interested stockholder.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commission payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, underwriters, dealers, agents and other persons may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Each series of the debt securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, Wilmer Cutler Pickering Hale and Dorr LLP, will issue an opinion about the validity of the senior debt securities and common stock. Underwriters, dealers or agents, who we will identify in a prospectus supplement may have their counsel opine about certain legal matters relating to the securities.

EXPERTS

The consolidated financial statements of Northrop Grumman Corporation and subsidiaries (the “Company”) as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$500,000,000 4.600% Senior Notes due 2029

$850,000,000 4.900% Senior Notes due 2034

$1,150,000,000 5.200% Senior Notes due 2054

Prospectus supplement

Joint book-running managers

J.P. Morgan	Mizuho	Wells Fargo Securities

Goldman Sachs & Co. LLC	Morgan Stanley	SMBC Nikko	TD Securities

Senior Co-Managers

BNP PARIBAS	BofA Securities

UBS Investment Bank	US Bancorp

Co-Managers

ANZ Securities	BNY Mellon Capital Markets, LLC	Scotiabank

UniCredit Capital Markets	Academy Securities	CastleOak Securities, L.P.

Drexel Hamilton	Mischler Financial Group, Inc.

Ramirez & Co., Inc.	Siebert Williams Shank

January 29, 2024